UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota	55102	1-800-232-6522
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On December 10, 2012, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 1.450% Notes due 2017 (the “Notes”). The Notes will be issued pursuant to an Amended and Restated Indenture (the “Base Indenture”), dated January 9, 2001, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as trustee (the “Original Trustee”), as amended by the fourth supplemental indenture, dated December 13, 2012 (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, Wells Fargo Bank, National Association, as trustee, and the Original Trustee, as original trustee.

The Notes bear interest at a rate of 1.450% per annum, payable semiannually on June 8 and December 8, beginning on June 8, 2013. The Notes will mature on December 8, 2017 and are redeemable at the Company’s option in whole at any time or in part from time to time, at a make-whole redemption price specified in the Indenture.

In the event that the Company does not consummate its pending acquisition of Permian Mud Service, Inc. and its subsidiaries, including Champion Technologies, Inc. and Corsicana Technologies, Inc. (the “Acquisition”), on or before May 3, 2013 or the merger agreement to which the Acquisition relates is terminated on or before May 3, 2013, the Company may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the special redemption date.

Under the Indenture, specified changes of control involving the Company, when accompanied by a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, constitute change of control repurchase events. Upon the occurrence of a change of control repurchase event with respect to the Notes, unless the Company has exercised its option to redeem the Notes, it will be required to offer to repurchase them at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture). The Indenture also provides for customary events of default, which include (subject in certain cases to a customary grace and cure periods), among others, nonpayment of principal or interest on the Notes; failure to comply with certain other covenants or agreements under the Indenture; certain defaults on other indebtedness; and specified events of bankruptcy or insolvency. In the case of an event of default, the trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately.

The Notes will be senior unsecured and unsubordinated obligations of the Company and will rank equally with all other senior and unsubordinated indebtedness of the Company from time to time outstanding.

The public offering price of the Notes was 99.919% of the principal amount of the Notes. The Company received net proceeds (after deducting underwriting discounts and commissions and the Company’s offering expenses) of approximately $495.5 million and intends to use such net proceeds to finance a portion of the cash consideration to be paid in connection with the Acquisition, or, if the Acquisition does not occur, to fund the special optional redemption of the Notes described above or for general corporate purposes.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-178273) under the Securities Act of 1933, as amended, which was filed and became effective on December 2, 2011. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated December 10, 2012, together with the accompanying prospectus, dated December 2, 2011, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the Fourth Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the Fourth Supplemental Indenture and the

form of Notes, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or affiliates of the Company. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates acts as administrative agent, co-syndication agent, sole lead arranger and joint lead arranger of, and RBS Securities Inc. or one of its affiliates acts as a lender under, the Company’s $500 million 364-day credit agreement, $1.5 billion multicurrency credit agreement and $900 million term loan credit agreement.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or the Company’s affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with the Company routinely hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of the Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Douglas M. Baker, Jr., Chairman of the Board and Chief Executive Officer of the Company, and two other directors of the Company, Joel W. Johnson and Jerry W. Levin, also serve as directors of U.S. Bancorp, the parent of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01              Other Information.

In connection with the issuance of the Notes pursuant to the registration statement on Form S-3 (File No. 333-178273), filed on December 2, 2011, the Company is filing a legal opinion as Exhibit 5.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This communication contains statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected completion of the Acquisition. These statements are based on the current expectations of management of the Company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Acquisition may not be obtained, or that required regulatory approvals may delay the Acquisition or result in the imposition of conditions that could have a material adverse effect on the Company or cause the Company to abandon the Acquisition, (ii) the risk that the conditions to the closing of the Acquisition may not be satisfied and (iii) the risk that a material adverse change, event or occurrence may affect the Company or Permian Mud Service, Inc. (and its subsidiaries) prior to the closing of the Acquisition and may delay the Acquisition or cause the Company to abandon the Acquisition.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company, the acquired companies and the combined business. For a further discussion of these and other risks and uncertainties applicable to the Company, see our most recent Form 10-Q, our current report on Form 8-K filed October 12, 2012 and the Company’s other public filings with the Securities and Exchange Commission. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01              Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, by and among Ecolab Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters listed therein.
Exhibit 4.1

Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as Trustee (filed as Exhibit (4)A to the Company’s Current Report on Form 8-K dated January 23, 2001 and incorporated herein by reference).

Exhibit 4.2

Fourth Supplemental Indenture, dated as of December 13, 2012, between the Company, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as original trustee.

Exhibit 4.3	Form of Note (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated December 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 13, 2012

	By:	/s/ DAVID F. DUVICK
Name: David F. Duvick
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, by and among Ecolab Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters listed therein.
Exhibit 4.1

Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as Trustee (filed as Exhibit (4)A to the Company’s Current Report on Form 8-K dated January 23, 2001 and incorporated herein by reference).

Exhibit 4.2

Fourth Supplemental Indenture, dated as of December 13, 2012, between the Company, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as original trustee.

Exhibit 4.3	Form of Note (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated December 13, 2012.